Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 15, 2009, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-160766) and related Prospectus of CareFusion Corporation dated September 15, 2009.

/s/ Ernst & Young LLP

San Diego, California

September 15, 2009